SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                September 19, 2002
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  0-26136                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                               3604 Swann Avenue
                             Tampa, Florida  33609
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code













ITEM 5.  OTHER EVENTS.

     Odyssey Marine Exploration, Inc. (the "Company") has entered into a transaction wherein the Company sold one share of its Series C Convertible Preferred Stock (the "Preferred Stock") at a price of $500,000 to J.L. Holding International, Inc., a Bahamian corporation, which has no prior affiliation with the Company.

     The proceeds of the $500,000 investment were used to capitalize OVH, Inc. ("OVH"), a newly formed, wholly owned subsidiary of the Company.

     OVH subsequently entered into a transaction to purchase the 113-foot research vessel "Edwin Link") from Starboard Yacht Sales (an unaffiliated entity) for $465,000. The Company intends to use this vessel in connection with the search operations on the Bavaria Project and also intends to lease the vessel to others. OVH will use the remaining proceeds to equip the vessel.

    The holder of the Preferred Stock has the option for two years of converting the Preferred Stock into 400,000 shares of the Company's common stock and a warrant to purchase an additional 400,000 shares at an exercise price $2.50 per share. Alternatively, the holder may convert the Preferred Stock into 100% of the outstanding common stock of OVH. In the event that J.L. Holding does not convert the Preferred Stock during the first six months after it is issued, the Company has the option to redeem the Preferred Stock and pay for it by transferring to J.L. Holding 100% of the outstanding stock of OVH.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.  Not applicable.

     (c)  EXHIBITS.

          Exhibit 3.4   Certificate of Designation for Series C
                        Convertible Preferred Stock



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: September 19, 2002          By:/s/ John C. Morris
                                      John C. Morris, President





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